EXHIBIT 11

                             CASTLE BANCGROUP, INC.
                        COMPUTATION OF PER SHARE EARNINGS

The components of basic and diluted EPS for the three month and nine month periods ending September 30, 2000 and 1999 were as follows: (dollars in thousands, except share data)

                                                          THREE  MONTHS  ENDED     NINE  MONTHS  ENDED
                                                             SEPTEMBER  30,         SEPTEMBER  30,
                                                            2000        1999        2000        1999
                                                         ----------------------  ----------------------
Basic EPS
  Net earnings                                           $    1,119  $      780  $    2,604  $    2,364

  Average common shares                                   4,392,239   4,363,172   4,380,809   4,355,935
                                                         ==========  ==========  ===========  =========

  Basic EPS                                                    0.25        0.18        0.59        0.55
                                                         ==========  ==========  ===========  =========

Diluted EPS
  Net earnings                                           $    1,119  $      780  $    2,604  $    2,364

  Average common shares                                   4,392,239   4,363,172   4,380,809   4,355,935

  Assumed exercise of stock options                          37,232      59,070      37,232      59,070
                                                         ----------  ----------  -----------  ---------

  Average common shares after assumed options exercises   4,429,471   4,422,242   4,418,041   4,415,005
                                                         ==========  ==========  ===========  =========

  Diluted EPS                                                  0.25        0.18        0.59        0.55
                                                         ==========  ==========  ===========  =========
=======================================================================================================


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